Exhibit 3.100

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “DHSC, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE NINETEENTH DAY OF MAY, A.D. 2005, AT 8 O’CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF MARCH, A.D. 2007, AT 11:19 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “DHSC, LLC”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
3973263 8100H	AUTHENTICATION: 9119695
111141427	DATE: 10-27-11

You may verify this certificate online

at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION

OF

DHSC, LLC

Under Section 18 -201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is DHSC, LLC (the “Company”)

SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

THIRD: The name and address of the registered agent for service process on the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of May 19, 2005.

By:	/s/ Donald P. Fay
	Name:	Donald P. Fay
	Title:	Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 08:00 AM 05/19/2005 FILED 08:00 AM 05/19/2005 SRV 050412312 - 3973263 FILE

State of Delaware Secretary of State Division of Corporations Delivered 11:19 AM 03/28/2007 FILED 11:19 AM 03/28/2007 SRV 070371086 - 3973263 FILE

CERTIFICATE OF MERGER

OF

MC HOSPITAL, LLC,

a Delaware limited liability company,

INTO

DHSC, LLC,

a Delaware limited liability company

To the Delaware Secretary of State:

1. MC Hospital, LLC, was formed in Delaware on 5/19/05 (“MC Hospital”) DHSC, LLC, was formed in Delaware on 5/19/05 (“DHSC”).

2. The Agreement and Plan of Merger has been approved and executed by MC Hospital and DHSC.

3. MC Hospital is to be merged with and into DHSC, which is to be the surviving entity. The name of the surviving entity is DHSC, LLC.

4. The effective date of the merger shall be April 1, 2007.

5. The Agreement and Plan of Merger is on file at the following place of business of the surviving entity: DHSC, LLC, c/o Triad Hospitals, Inc., 5800 Tennyson Parkway, Plano, Texas 75126.

6. A copy of the Agreement and Plan of Merger will be furnished by DHSC, on request and without cost, to any member of DHSC or any person holding an interest in DHSC or MC Hospital at the effective date of the merger.

IN WITNESS WHEREOF, the undersigned officer of DHSC has caused this Certificate of Merger to be duly executed on March 28, 2007.

DHSC, LLC

By:	/s/ Rebecca Hurley
Rebecca Hurley, Senior Vice President